U-Vend, Inc. 8-K

Exhibit 10.49

February 1, 2017

Board of Directors

U-Vend, Inc.

1507 7th Street, Suite 425

Santa Monica, CA 90401

Re: Letter of Resignation

Board of Directors:

I am writing to officially tender my resignation effective February 1, 2017 as U-Vend’s Chief Executive Officer, President, and acting Chief Financial Officer.

I enjoyed my time over the past 3 years leading the Company and I wish you continued success in the future. If I can be of any assistance in the future, please feel free to contact me.

Sincerely,

/s/ Raymond Meyers

Raymond Meyers